Exhibit 10.5

June 24, 2021

890 5th Avenue Partners, Inc.

14 Elm Place, Suite 206

Rye, NY 10580

BuzzFeed, Inc.

200 5th Avenue, 8th Floor

New York, NY 10010

Attention: Chief Executive Officer; Chief Legal Officer

Email:       [jonah@buzzfeed.com; rhonda.powell@buzzfeed.com] 1

Re:	Sponsor Support Agreement

Ladies and Gentlemen:

This letter agreement (this “Sponsor Support Agreement”) is being delivered to 890 5th Avenue Partners, Inc., a Delaware corporation (“Parent”), and BuzzFeed, Inc., a Delaware corporation (the “Company”), by 200 Park Avenue Partners, LLC, a Delaware limited liability company (the “Sponsor”), in accordance with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, the Company and the other parties thereto (the “Merger Agreement”) and the transactions contemplated pursuant or relating thereto (the “Business Combination”). Each of the undersigned individuals is a member of Parent’s board of directors (the “Parent Board”) or management team (each, an “Insider” and collectively, the “Insiders”). Certain capitalized terms used herein are defined in Section 9 hereof. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement. The Company, the Sponsor, each Insider and Parent shall individually be referred to herein as a “Party” and, collectively, the “Parties.”

Unless the context of this Sponsor Support Agreement otherwise requires, (i) the words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Sponsor Support Agreement as a whole and not to any particular section or subsection of this Sponsor Support Agreement, (ii) reference to a particular section of this Sponsor Support Agreement will include all subsections thereof, (iii) the definitions of the terms used herein shall apply equally to the singular and plural forms of the terms defined, (iv) whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (v) when a reference is made in this Sponsor Support Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Sponsor Support Agreement unless otherwise specified, (vi) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (vii) the word “or” shall be disjunctive but not exclusive.

In order to induce the Company and Parent to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and each Insider hereby agrees with Parent and, at all times prior to any valid termination of the Merger Agreement, the Company as follows:

1)	The Sponsor and each Insider irrevocably agrees, severally and not jointly, that, at any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, it, he or she shall:

a)	vote all Parent Shares owned by it, him or her (all such shares, the “Covered Shares”) in favor of the Business Combination and each other proposal related to the Business Combination included on the agenda for the special meeting of stockholders relating to the Business Combination, including the Parent Stockholder Matters;

1 [Note – to be redacted from filed version]

b)	when such meeting of stockholders is held, appear at such meeting or otherwise cause such Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

c)	vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Covered Shares against any Parent Business Combination or any proposal with respect to any action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent, Merger Sub I or Merger Sub II under the Merger Agreement or the Subscription Agreements or any other documentation related thereto or result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled, result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or the Insiders contained in this Sponsor Support Agreement or change in any manner the dividend policy or capitalization of, including the voting rights of, any class of equity securities or result in a change in the business, management or Board of Directors of Parent;

d)	not redeem, or seek to redeem, any Covered Shares owned by it, him or her in connection with such stockholder approval or otherwise; and

e)	take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Legal Requirements to consummate the Merger and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein.

Sponsor and each Insider hereby agrees to be bound by and subject to Sections 6.4(a) and (b) (Confidentiality) and Section 6.10 (No Solicitation) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, in each case, mutatis mutandis, as if Sponsor or such Insider were directly a party thereto.

Sponsor and each Insider hereby consents to the conversion of its shares of Parent Class F Stock into shares of Parent Class A Stock on a one-for-one basis after giving effect to the automatic conversion on the closing of the initial Business Combination (as defined in the Parent Charter) of Parent Class F Stock to Parent Class A Stock under the Parent Charter, as contemplated by the Merger Agreement.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Parent Board or the Parent Board has changed, withdrawn, withheld, amended, qualified or modified, or (privately or publicly) proposed to change, withdraw, withhold, amend, qualify or modify the Parent Recommendation; provided that nothing herein shall amend, limit or otherwise modify any obligation contained in the Merger Agreement (including Section 6.10 thereof). For the avoidance of doubt, nothing contained herein requires the Sponsor or any Insider to convert, exercise or change any options, warrants or convertible securities under any Parent Working Capital Loans (as defined in the Merger Agreement) in order to obtain any underlying Parent Shares.

2)	The Sponsor and each Insider hereby agrees and acknowledges that Parent and the Company, would be irreparably damaged in the event that any of the provisions of this Sponsor Support Agreement were not performed in accordance with their specific terms or were otherwise breached by the Sponsor or such Insider and that money damages would not be an adequate remedy. It is accordingly agreed that each non-breaching Party shall be entitled to enforce specifically the terms and provisions of this Sponsor Support Agreement in any court of the United States or any state having jurisdiction and obtain immediate injunctive relief to prevent breaches of this Sponsor Support Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. The Sponsor and each Insider hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Sponsor or such Insider. The Sponsor and each Insider hereby further acknowledges that the existence of any other remedy contemplated by this Sponsor Support Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. The Sponsor and each Insider hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

3)	Transfers

a)	While this Sponsor Support Agreement is in force, no Sponsor or Insider, as applicable, shall Transfer any Parent Units, Parent Shares, Private Placement Warrants (or Parent Shares issued or issuable upon the exercise of Private Placement Warrants), Parent Working Capital Loans (or Parent Units issued or issuable upon the conversion of such Parent Working Capital Loans) or other equity securities (or interests convertible into equity securities) of Parent.

b)	Notwithstanding the provisions set forth in Section 3(a), Transfers of the Parent Units, Parent Shares, Private Placement Warrants (or Parent Shares issued or issuable upon the exercise of Private Placement Warrants), Parent Working Capital Loans (or Parent Units issued or issuable upon the conversion of such Parent Working Capital Loans) or other equity securities (or interests convertible into equity securities) of Parent and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this Section 3(b)), are permitted (i) to Parent’s officers or directors, any immediate family member of any of Parent’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor or any of their Affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual or (iv) with respect to Parent Shares held by the Sponsor, to one of the Company’s advisors; provided, however, that in the case of clauses (i) through (iv), these permitted transferees must, before any such Transfer is effected, enter into a written agreement with Parent and the Company agreeing to be bound by this Sponsor Support Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

4)	Sponsor and each Insider hereby agrees that, while this Sponsor Support Agreement is in force, Sponsor and each Insider shall not enter into, amend, supplement or otherwise modify any Contract between or among Sponsor or such Insider, anyone related by blood, marriage or adoption to Sponsor or such Insider or any Affiliate of such Person (other than Parent and its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand.

5)	Solely in connection with and only for the purpose of the Merger and other Transactions, Sponsor and each Insider hereby irrevocably and unconditionally waives and agrees not to assert, claim or perfect any rights to adjustment or other anti-dilution protection with respect to the rate that the Parent Shares held by him, her or it converts into Parent Class A Stock pursuant to Section 4.3 of the Parent Charter or any other anti-dilution protections or other adjustment or similar protection that arise in connection with the issuance of equity securities of Parent.

6)	The Sponsor and each Insider hereby represents and covenants, severally and not jointly, that the Sponsor and such Insider has not entered into, and, while this Sponsor Support Agreement is in force, shall not enter into, any Contract that could restrict, limit or interfere with the performance of Sponsor’s or such Insider’s obligations hereunder.

7)	No Insider makes any agreement or understanding in this Sponsor Support Agreement in his or her capacity as a director or officer of Parent (if such Insider holds such office). Nothing in this Sponsor Support Agreement shall affect or otherwise modify the rights and obligations of any Insider in his or her capacity as a director or officer of Parent.

8)	The Sponsor and certain Insiders are currently, and as of the Closing will be, the owners (beneficially or of record) of all of the outstanding shares of Parent Class F Stock (and the shares of Parent Class A Stock issuable upon conversion of such shares at the Closing), the Private Placement Warrants (or shares of Parent Class A Stock issued or issuable upon the exercise of such Private Placement Warrants) and Parent Working Capital Loans (or Parent Units issued or issuable upon the conversion of such Parent Working Capital Loans). The Sponsor and Insiders’ ownership of equity securities of Parent as of the date hereof is set forth on Schedule A hereto. As of the date of this Sponsor Support Agreement neither Sponsor nor any Insider nor any of their respective Affiliates (i) owns, beneficially or of record, any equity securities of Parent except as set forth on Schedule A or (ii) has made any loans, or otherwise provided any funding, to Parent except as set forth on Schedule A.

9)	As used herein, (a) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act; and (b) “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or interest in, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

10)	This Sponsor Support Agreement and the other agreements referenced herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written or oral, among the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to the Sponsor and each Insider. This Sponsor Support Agreement may not be changed, amended, modified or waived, except by a written instrument executed by Parent and the other Parties affected by such change, amendment, modification or waiver, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

11)	No Party may assign, directly or indirectly, including by operation of law, either this Sponsor Support Agreement or any of its rights, interests or obligations hereunder, other than in conjunction with transfers expressly permitted by Section 3 (and subject to the terms thereof), without the prior written approval of Parent and the Company. Any purported assignment in violation of this Section 11 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Subject to the first sentence of this Section 11, this Sponsor Support Agreement shall be binding on and inure to the benefit of the Sponsor, each Insider, Parent and the Company and their respective successors, heirs and permitted assigns and transferees.

12)	This Sponsor Support Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Sponsor Support Agreement or the transactions contemplated hereby may only be brought against, the Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Support Agreement shall be for the sole and exclusive benefit of the Parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees and are not intended to confer upon any other Person other than the Parties any rights or remedies.

13)	This Sponsor Support Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

14)	In the event that any term, provision, covenant or restriction of this Sponsor Support Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Legal Requirement: (a) such provision will be fully severable; (b) this Sponsor Support Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Sponsor Support Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Sponsor Support Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

15)	This Sponsor Support Agreement, and any action, suit, dispute, controversy or claim arising out of this Sponsor Support Agreement, or the validity, interpretation, breach or termination of this Sponsor Support Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Any proceeding based upon or arising out of or related to this Sponsor Support Agreement and the consummation of the Business Combination must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware). Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of such courts, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party hereby waives, and agrees that he, she or it shall not assert, as a defense in any legal dispute that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, in accordance with Section 16. Notwithstanding the foregoing in this Section 15, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE ARISING OUT OF OR RELATING TO THIS SPONSOR SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR SUPPORT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 15.

16)	Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Merger Agreement to the applicable Party at its principal place of business.

17)	This Sponsor Support Agreement shall terminate upon the earlier to occur of (i) the consummation of the Closing, (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the date agreed to by mutual written agreement of each of the Parties hereto as the Expiration Date under the terms of this Sponsor Support Agreement (any such date under clauses (i) through (iii) being referred to herein as the “Expiration Date”). In the event of a valid termination of the Merger Agreement in accordance with its terms, this Sponsor Support Agreement shall automatically terminate and be of no further force and effect. No such termination shall relieve the Sponsor, each Insider, Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination.

18)	The Sponsor and each Insider hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Parent and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and such Party has all necessary power and authority to execute, deliver and perform this Sponsor Support Agreement and consummate the transactions contemplated hereby; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Support Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other Parties to this Sponsor Support Agreement, this Sponsor Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies); (iv) the execution and delivery of this Sponsor Support Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s shares of Parent Class F Stock, Private Placement Warrants or Parent Working Capital Loans, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of his, her or its obligations under this Sponsor Support Agreement; (v) there are no actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Support Agreement; (vi) except for any applicable fees described in the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Merger Agreement or this Sponsor Support Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Parent, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) such Person has good title to all Parent Shares, Parent Warrants and Parent Working Capital Loans identified on Schedule A, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Parent Shares, Parent Warrants or Parent Working Capital Loans (other than transfer restrictions under the Securities Act)) affecting any such Parent Shares, Parent Warrants or Parent Working Capital Loans, other than pursuant to (A) this Sponsor Support Agreement, (B) the Parent Charter, (C) the Merger Agreement, or (D) the Registration Rights Agreement, dated as of January 11, 2021, by and among Parent, Sponsor and certain securityholders; and (x) the Parent Shares, Parent Warrants and Parent Working Capital Loans identified on Schedule A are the only Parent Shares, Parent Warrants and Parent Working Capital Loans or equity securities of Parent owned of record or Beneficially Owned by the Sponsor and the Insiders as of the date hereof, and none of such Parent Shares, Parent Warrants or Parent Working Capital Loans is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Shares or Parent Warrants, except as provided in this Sponsor Support Agreement.

19)	If, and as often as, (a) there are any changes in Parent, Parent Shares or Parent Warrants, or any other equity securities of Parent by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other similar means that result in Sponsor acquiring new Parent Shares, Parent Warrants or any other equity securities of Parent, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Parent Shares or Parent Warrants or other equity securities of Parent after the date of this Sponsor Support Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Parent Shares or other equity securities of Parent after the date of this Sponsor Support Agreement (such Parent Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then, in each case, such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted Parent Shares or Parent Warrants owned by Sponsor as of the date hereof. Nothing in this Section 19 shall limit, restrict or modify any liability or other obligation of Parent under the Merger Agreement.

20)	Each of the Parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another Party hereto.

[signature page follows]

Sincerely,

200 PARK AVENUE PARTNERS, LLC

By:	/s/ Adam Rothstein
Name: Adam Rothstein
Title: Manager

INSIDERS

/s/ Adam Rothstein
Adam Rothstein

/s/ Emiliano Calemzuk
Emiliano Calemzuk

/s/ Linda Yaccarino
Linda Yaccarino

/s/ Kelli Turner
Kelli Turner

/s/ David Bank
David Bank

/s/ Scott Flanders
Scott Flanders

/s/ Jon Jashni
Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09

/s/ Michael Del Nin
Michael Del Nin

[Signature Page to Sponsor Support Agreement]

Acknowledged and Agreed:

890 5TH AVENUE PARTNERS, INC.

By:	/s/ Adam Rothstein
Name: Adam Rothstein
Title: Executive Chairman

Acknowledged and Agreed:

BUZZFEED, INC.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule A

Sponsor Ownership of Parent Securities and Parent Working Capital Loans

Sponsor	Parent Shares	Parent Warrants	Amount of Parent Working Capital Loans
200 Park Avenue Partners, LLC	6,195,040 shares of Class F Common Stock 657,500 shares of Class A Common Stock (underlying Private Placement Units)	219,166 and 2/3 Warrants (underlying Private Placement Units)	$0

Insider Ownership of Parent Securities and Parent Working Capital Loans

Insider	Parent Shares	Parent Warrants	Amount of Parent Working Capital Loans
Adam Rothstein	*	*	$0
Emiliano Calemzuk	0	0	$0
Linda Yaccarino	20,000 shares of Class F Common Stock	0	$0
Kelli Turner	25,000 shares of Class F Common Stock	0	$0
David Bank	20,000 shares of Class F Common Stock	0	$0
Scott Flanders	20,000 shares of Class F Common Stock		$0
Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09	20,000 shares of Class F Common Stock		$0
Michael Del Nin	0	0	$0

*6,852,540 shares of Common Stock.  Represents 657,500 shares underlying Private Placement Units (each Private Placement Unit also contains 1/3 of a warrant) and 6,195,040 shares of Class F Common Stock held of record by the Sponsor. The Sponsor is controlled by Mr. Rothstein, as manager, and therefore Mr. Rothstein has voting and dispositive power over such shares and the shares of Class F Common Stock held by the Sponsor and may be deemed to beneficially own such shares of Class F Common Stock. In addition, certain of the other Insiders are members of our Sponsor.